WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.





<ARTICLE>                     5


<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>            DEC-31-1998
<PERIOD-END>                 FEB-25-1999
<CASH>                                           14511
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                  1451
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 484,880
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                    484880
<SALES>                                              0
<TOTAL-REVENUES>                                     0
<CGS>                                                0
<TOTAL-COSTS>                                    46530
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    (46530)
<EPS-BASIC>                                    (.009)
<EPS-DILUTED>                                    (.009)




















YANKEE DYNAMO STEEL, INC.
( A Development Stage Company)
FINANCIAL STATEMENTS
SEPTEMBER 30, 1999


CONTENTS

                                                                       Page


Accountant's Report                                          1

Balance Sheet                                                    2

Statement of Earnings(Deficit) and Retained Deficit
     For the period November 2, 1998 to
September 30, 1999                                           3

Statement of Shareholders' Equity September 30, 1999         4

Statement of Cash Flows For the period November 2, 1998
to September 30, 1999                                       5

Notes to Financial Statements                            6













THOMAS J HARRIS CPA
3901 STONE WAY N #202
SEATTLE, WA 98103




INDEPENDENT AUDITOR'S REPORT




Board of Directors
YANKEE DYNAMO STEEL, INC
Seattle, Washington

     We have compiled the accompanying balance sheet of YANKEE DYNAMO
STEEL, INC, (A Development Stage Company) as of SEPTEMBER 30, 1999, and the related statement of income and retained earnings for the period then ended, in accordance with Statements on Standards for Accounting and Review
Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements that which is the representation of management.  We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any form of assurance on them.






November 12, 1999



          YANKEE DYNAMO STEEL, INC.
               ( A Development Stage Company)
               BALANCE SHEET

               SEPTEMBER 30 1999

               UNAUDITED

               ASSETS




TOTAL ASSETS
     Cash in Bank                                                                                $4,834
     Accounts Receivable                                                                             0
         TOTAL CURRENT ASSETS                                                   4,834


OTHER ASSETS
     Organization Costs, net                                                                   323
     Investment in Ferrocerram                                                         75,000
     Investment in Svetlovodsk Corp                                              470,000
          TOTAL OTHER ASSETS                                                  545,323

TOTAL ASSETS                                                                         550,157

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Loans                                                                                        11,420

       TOTAL CURRENT LIABILITIES                                       11,420


          TOTAL LIABILITIES                                                       11,420

STOCKHOLDER'S EQUITY:
     Common Stock,  par value $.001,
     25,000,000 shares authorized and
     5,787,050 shares issued  and outstanding                                5,787
     Paid in Surplus                                                                     806,673
     Accumulated Deficit                                                           (273,723)

     TOTAL STOCKHOLDER'S EQUITY                                538,737

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         550,157


                            See accompanying notes and accountants' report

               YANKEE DYNAMO STEEL, INC.
               ( A Development Stage Company)
               STATEMENT OF INCOME(DEFICIT) AND RETAINED DEFICIT

               UNAUDITED

          For the Period NOVEMBER 2, 1998(Inception) to SEPTEMBER 30, 1999



REVENUE                                                                                                  0

EXPENSES:

     Selling, General and Administrative expenses                            273,651
     Amortization of Organization Costs                                                    72



Total Expenses                                                                               273,723

NET LOSS FOR THE PERIOD                                                   (273,723)


RETAINED DEFICIT

Balance beginning of period                                                                      0

Balance end of period                                                                    (273,723)


Weighted average number of shares outstanding     4,690,227

Net loss per Share                                                                              (0.06)




                            See accompanying notes and accountants' report


               YANKEE DYNAMO STEEL, INC.
               ( A Development Stage Company)
               Statement of Cash Flows

               UNAUDITED

          For the Period NOVEMBER 2, 1998 (Inception) to SEPTEMBER 30, 1999



Operating Activities

     Net Income (Loss)                                                                      (273,723)
      Add depreciation not
      requiring cash                                                                                       72
Changes in:
     Other assets                                                                                        (395)
Cash Provided (used)
     by Operations                                                                               (274046)

Investing Activities

     Investment in Ferrocerram                                                            (75000)
     Investment in Svetlovodsk Corp                                                   (20000)

Net Cash Provided(used) by Investing
          Activities                                                                                  (95000)

Financing Activities

     Loans                                                                                             11420
     Sale of Common Stock                                                               362460


Net Cash provided (used) by Financing
     Activities                                                                                    373880

Increase (Decrease) in Cash                                                               4834

Cash Balance Beginning                                                                          0

Cash Balance Ending                                                                         4834

                See accompanying notes and accountants' report

                                      YANKEE DYNAMO STEEL, INC.
                                         ( A Development Stage Company)
                              STATEMENT OF SHAREHOLDERS' EQUITY
For the Period NOVEMBER 2, 1998(Inception) to SEPTEMBER 30, 1999

                                      COMMON STOCK           PAID IN SURPLUS          ACCUM
                                   SHARES          AMOUNT               AMOUNT               DEFICIT          TOTAL
Shares issued for cash to investors prior to
February 25, 1999      2,426,050        2,426                78,984                                          81,410

Shares issued for asset purchase
February 25, 1999      3,000,000        3,000                447,000                                      450,000

Net Income(loss) to February 25, 1999                                                 (46,530)          (46,530)

Balance, February 25, 1999 5,426,050   5,426        525,984                (46,530)           484,880


Shares issued for cash to investors
to September 30, 1999        361,000    361                280,689                                      281,050

Net Loss                                                                                               -227147          (227,147)

Balance, SEPTEMBER 30, 1999 5,787,050 5,787     806,673            (273,677)          538,783


                    The accompanying notes are an integral part of these financial statements.

YANKEE DYNAMO STEEL, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1.  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  The Company
     The Company was incorporated November 2, 1998 under the laws of the State of Utah as
Ukraine Business Corporation, subsequently the name was changed to Yankee Dynamo Steel,
Inc. (the Company) has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

     On November 3, 1998, the Company issued 2,180,000 shares of its $.001 par value common stock for cash of $7,595.00.  On December 3, 1998, the Company conducted a limited public offering of common stock pursuant to
Regulation D, Rule 504 of the Securities Act of 1933 and sold 216,050 shares of its $.001 par value common stock for cash of $64,815.00.  On December 17, 1998, the Company issued 30,000 shares of its
$.001 par value common stock for cash of $9,000.00.

     On February 25, 1999, the Company issued 3,000,000 shares of its $.001 par value common stock as part of an asset purchase agreement with Uglefrtprom Ltd., a Bahamas corporation.  The
3,000,000 shares of stock were valued at $450,000.00.  Management based this valuation on $.15 per share.  Management reduced the last issue price of $.30 on December 17, 1998 to $.15 because the stock is restricted for one year.

     (b)  Fixed Assets

     Organization Costs are being amortized over a period of sixty months.

     (c) Business Activity

YANKEE DYNAMO STEEL, INC. is emerging as a major and influential exporter of steel products from Ukraine.  In addition, the Company has begun a systematic campaign of strategic acquisition for vertical and horizontal integration within the steel industry.  The Company is forming alliances with producers of a wide variety of steel products for expanded export volume.
The Company's focus is on the export of basic steel products for sale ultimately to the construction, automotive, machinery, service center, transportation, and
container markets.  YDSI also exports significant quantities of steel billets (square and round), slag and pig iron.

     (d) Income Taxes

     Effective November 2, 1998, the Company adopted the provisions of Statement of Financial
Accounting Standards No. 109, "Accounting for Income Taxes".  SFAS No. 109 requires a company to recognize deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the year in which the temporary differences are expected to reverse.
There was no cumulative effect of adopting SFAS No. 109.

     (e) Cash

     Cash included in the statement of cash flows includes cash and cash equivalents at the balance sheet date

NOTE 2 - EARNINGS PER SHARE:

Primary earnings per share have been computed using the weighted number of shares outstanding.


NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company is in the process of developing an income stream.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  A director provides office services without charge.  Such Costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - ISSUANCE OF COMMON STOCK:

     Effective March 1, 1999, the Company offered shares of its common stock to a limited number of investors pursuant to a Regulation D exemption up to a maximum of 925,000 shares at $1.00 per share or $925,000.  At September 30, 1999, as a result of this offering, 361,000
Common Shares of stock were sold to individual investors for $1.00 per unit, grossing the company $261,000.  Various employees and officers of the company are offering the placement on a "best efforts" basis.

